UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On July 24, 2018, AT&T Inc. (AT&T) provided, as a convenience to its investors, the following supplemental operating information concerning the second quarter results of its newly-acquired Time Warner Inc. (Time Warner) subsidiaries.

On June 14, 2018 (Acquisition Date), Time Warner was merged into Warner Media, LLC (WarnerMedia), a direct wholly owned subsidiary of AT&T. The financial information presented in the attached exhibit reflects the historical financial information and results of Time Warner through the Acquisition Date combined with the results of WarnerMedia from the Acquisition Date through June 30, 2018. These combined results do not reflect the impact of any purchase accounting adjustments or intercompany eliminations related to the Merger. AT&T financial results for the period ended June 30, 2018 reflect WarnerMedia's results for the period subsequent to the Acquisition Date. This information is being provided solely to illustrate what Time Warner's financial results for the period ended June 30, 2018 would have been absent the merger. In future quarters, financial results for WarnerMedia for the full quarter will be included in the consolidated financial results of AT&T and will not be provided separately.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:
(d)          Exhibits

99.1	Time Warner Inc. selected financial statements and operating data.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 24, 2018	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller